Exhibit 99.4

March 3, 2017

The Board of Directors of Forest City Realty Trust, Inc.

Terminal Tower, 50 Public Square, Suite 1100

Cleveland, OH 44113

Re: Registration Statement on Form S-4 of Forest City Realty Trust, Inc. (the “Company”)

Dear Company:

Reference is made to our opinion letter (“opinion”), dated December 5, 2016.

Our opinion was provided for the information and assistance of the Board of Directors of the Company in connection with its evaluation of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement on Form S-4 under the captions “Summary - Reasons for the Reclassification,” “Summary - Opinion of Houlihan Lokey,” “The Reclassification - Background of the Reclassification,” “The Reclassification - Reasons for the Reclassification,” “The Reclassification - Opinion of Houlihan Lokey,” “The Reclassification - Certain Effects of the Reclassification” and “The Reclassification Agreement - Representations and Warranties” and to the inclusion of our opinion in the Proxy Statement/Prospectus included in the Registration Statement, appearing as Annex E to such Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ HOULIHAN LOKEY CAPITAL, INC.

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